UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 4, 2021

SL GREEN REALTY CORP.

SL GREEN OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13199	13-3956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Delaware	333-167793-02	13-3960398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue New York, New York 10170 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 594-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Trading Symbol	Title of Each Class	Name of Each Exchange on Which Registered
SL Green Realty Corp.	SLG	Common Stock, $0.01 par value	New York Stock Exchange
SL Green Realty Corp.	SLG.PRI	6.500% Series I Cumulative Redeemable Preferred Stock, $0.01 par value	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Extension of Matthew J. DiLiberto as Chief Financial Officer

On February 4, 2021, Matthew J. DiLiberto and SL Green Realty Corp. (the “Company”) agreed to extend Mr. DiLiberto’s term as Chief Financial Officer for an additional two years through January 1, 2023. The following summarizes the material terms of the new agreement entered into by the Company and Mr. DiLiberto in connection with this extension:

Term:	Two years (1/1/21 — 1/1/23)

Base Salary:	$575,000 per year

Annual Bonus:	May be awarded in amounts deemed appropriate by the Compensation Committee to reward Mr. DiLiberto for job performance, which may be based on the achievement of specific goals established in advance by the Compensation Committee.

LTIP Units:	The Company granted Mr. DiLiberto 31,020 LTIP units, which will vest in equal installments on January 1, 2022 and January 1, 2023, subject to continued employment.

Severance Benefits:	If Mr. DiLiberto’s employment is terminated by the Company without Cause or by Mr. DiLiberto for Good Reason during the term, Mr. DiLiberto will be entitled to the following payments or benefits:

Termination Without Change-in-Control	Termination in Connection with Change-in- Control
• 1x current annual base salary and average annual bonus	• 2x current annual base salary and average annual bonus
• Pro-rata bonus for partial year (if termination prior to June 30, otherwise full amount of average annual bonus)	• Pro-rata bonus for partial year (if termination prior to June 30, otherwise full amount of average annual bonus)
• Acceleration of all unvested equity awards (other than performance-based awards)	• Acceleration of all unvested equity awards (other than performance-based awards)
• 12 months of benefit continuation payments	• 24 months of benefit continuation payments

Post-Change-in-Control Salary:	For periods following a Change-in-Control, in lieu of the compensation described above, Mr. DiLiberto will be entitled to receive salary payable in cash at a per annum rate equal to the sum of his annual base salary in effect prior to the Change-in-Control plus the average of his annual cash bonuses earned for the three most recently completed fiscal years, and his equity awards (other than performance-based awards) that vested during the most recent fiscal year prior to the Change-in-Control.

Restrictive Covenants:	Mr. DiLiberto will not compete with the Company while employed and until 12 months after termination for any reason other than non-renewal of the term or termination in connection with a Change-in-Control. Mr. DiLiberto has also agreed to non-solicitation, non-disparagement and non-interference covenants.

The terms Cause, Good Reason and Change-in-Control, as used above, are specifically defined in Mr. DiLiberto’s new employment agreement.  The discussion above is qualified in its entirety by reference to the copy of the employment agreement by and between the Company and Mr. DiLiberto, which is being filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1	Amended and Restated Employment and Noncompetition Agreement, dated as of February 4, 2021, by and between SL Green Realty Corp. and Matthew J. DiLiberto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

By:	/s/ Andrew S. Levine
Name:	Andrew S. Levine
Title:	Executive Vice President, Chief Legal Officer and General Counsel

SL GREEN OPERATING PARTNERSHIP, L.P.

By:	SL GREEN REALTY CORP., its general partner

By:	/s/ Andrew S. Levine
Name:	Andrew S. Levine
Title:	Executive Vice President, Chief Legal Officer and General Counsel

Date: February 5, 2021